                                                                   EXHIBIT 10.12


         ADDENDUM NO. 1 dated October 8, 1999 to the Employment Agreement dated effective June 1, 1999,

BETWEEN:

         FUTURELINK DISTRIBUTION CORP., a corporation incorporated pursuant to the laws of the State of Colorado, with its head office in Irvine, California (hereinafter referred to as "the Company")

                                                               OF THE FIRST PART
                                     - and -

         PHILIP R. LADOUCEUR, an individual resident in Calgary, Alberta (hereinafter referred to as "the Officer")

                                                              OF THE SECOND PART


         WHEREAS the Officer has served as Executive Chairman of the Company since June 1, 1999 in accordance with an Employment Agreement between the parties made effective that date (the "Employment Agreement");

         AND WHEREAS on August 30, 1999, the Officer was named interim Chief Executive Officer ("CEO") and President of the Company by the Company's Board of Directors;

         AND WHEREAS the Officer has since resigned as President but continues to serve as CEO:

         AND WHEREAS the Company wishes to modify the terms of the Employment Agreement by way of this Amending Agreement to reflect the Officer's status as Executive Chairman and CEO such that the specific terms of this Amending Agreement shall modify or supersede the Employment Agreement;

         THEREFORE, for and in consideration of the sum of $10.00 now paid by each party to the other party (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) and the mutual covenants and agreements hereinafter contained, the parties hereto covenant and agree, each with the other, that the Employment Agreement is amended as follows:

1. EXECUTIVE CHAIRMAN AND CEO

         Section 2 of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

         2. EXECUTIVE CHAIRMAN & CEO

                  The Company agrees to employ the Officer during the term of the Agreement as Executive Chairman and CEO of the Company, with power and authority to manage, supervise and direct all aspects of the Company's business and affairs, with an emphasis on public and private financings, mergers and acquisitions, regulatory compliance and general corporate strategy, and to undertake such other duties as may from time to time be assigned to or vested in the Officer by the Board of Directors of the Company, subject always to the control and direction of the Board of Directors of the Company.

                  The Officer agrees, during the term of this Agreement, to devote his full business time, attention and abilities to the business and affairs of the Company and to serve the Company faithfully and use the Officer's best efforts to promote the interests of the Company. The Officer shall be free to assume non-executive and non-management roles with other organizations, including without limitation serving on the Boards of Directors of companies and non-profit (community) activities that are not affiliated with the Company, but shall provide the Company with notice of such other commitments.

2. REMUNERATION

         Section 3 of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

         3. REMUNERATION

         (a) Effective October 1, 1999, the Company agrees to pay the Officer a base salary of $200,000.00 (U.S.) per annum. The Company agrees to review the Officer's base salary annually (such review to be completed by May 1st of each year of this Agreement) and agrees that following each such review, the then current base salary may be increased to reflect the Officer's performance, the Company's performance and other relevant factors;

         (b) In addition to the foregoing, the Company shall pay to the Officer an Annual Performance Bonus in an amount up to $400,000.00 (U.S.) per annum. The Annual Performance Bonus shall be comprised of a maximum of two Bonus Interval Performance Payments and shall be based on the Officer's performance, the Company's performance and other relevant factors, including the following:


                  (A) the Annual Performance Bonus shall be based on two separate six month intervals (the "Bonus Intervals"), being July 1 to December 31 and January 1 to June 30, hereafter;

                  (B) in the event that the Company achieves its capitalization and revenue objectives as set forth in the Company's Business Plan for the applicable period, as approved by the Board of Directors before or during the Bonus Interval in question, the Company shall pay to the Officer a Bonus Interval Performance Payment of $100,000.00 (US) within sixty (60) days of the end of the Bonus Interval; and

                  (C) in the event that the Company exceeds the capitalization and revenue objects set forth in the Company's Business Plan for the Bonus Interval in question by more than 20%, the Company shall pay to the Officer a further Bonus Interval Performance Payment of an additional $100,000.00 (US), also to be paid within sixty (60) days of the end of the Bonus Interval.

3. NOTICE

         Any notice or other instrument which may be required or permitted to be delivered or served on the other party to the Employment Agreement, as amended, shall be sufficiently given to or served on such party if in writing and delivered by hand in a sealed envelope addressed to such party and left, during normal business hours, at the following addresses:

         (a)      if to the Officer:

                  PHILIP R. LADOUCEUR
                  119 Valley Ridge Green N.W.
                  Calgary, AB  T3B 5L5

         (b)      if to the Company:

                  FUTURELINK DISTRIBUTION CORP.
                  Suite 100, 6 Morgan
                  Irvine, California  92618

                  Attention: President

                  with a copy to:

                  Paul Hastings Janofsky & Walker LLP
                  17th Floor, 695 Town Center Drive
                  Costa Mesa, California
                  Attention:  Stephen D. Cooke

         Either the Company or the Officer may, by notice delivered in accordance with this section, change the address for notices set out above.

4. NO CHANGE OF CONTROL

         The Officer hereby acknowledges that neither the Company's proposed acquisition of Executive LAN Management, Inc. d.b.a. Micro Visions or the proposed private placement financing of approximately $50,000,000 to be placed by Gerard Klauer Mattison for the Company constitute a "Change of Control" under the terms of the Employment Agreement.

         The parties hereto have duly executed this Amending Agreement to the Employment Agreement as of the 8th day of October 1999.



                                     FUTURELINK DISTRIBUTION CORP.



                                     Per: /s/ Glen C. Holmes
                                          -------------------------------------
                                          Glen C. Holmes
                                          President and Chief Operating Officer


                                     Per: /s/ R. Kilambi
                                          -------------------------------------
                                          Raghu Kilambi
                                          Executive Vice-President and
                                          Chief Financial Officer





/s/ K.B. Scott                           /s/ Philip R. Ladouceur
-----------------------------             -------------------------------------
Witness as to the signature of            PHILIP R. LADOUCEUR
PHILIP R. LADOUCEUR

         THIS AGREEMENT made effective the first day of June, 1999.

BETWEEN:

         FUTURELINK DISTRIBUTION CORP., a corporation incorporated pursuant to the laws of the State of Colorado, with a head office in Calgary, Alberta (hereinafter referred to as "the Company")

                                                               OF THE FIRST PART

                                     - and -


         PHILIP R. LADOUCEUR, an individual resident in Calgary, Alberta (hereinafter referred to as "the Officer")

                                                              OF THE SECOND PART


         WHEREAS the Officer has been offered employment with the Company as Executive Chairman pursuant to the provisions of verbal and written offers of employment, the terms of which the Company and the Officer wish to supersede by this Agreement;

         AND WHEREAS the Board of Directors of the Company recognizes that the Officer will make valuable contributions to the productivity and profitability of the Company and that the Officer has specific expertise relating to and an extensive knowledge of the business of the Company and its affiliated or associated companies and that it is in the best interests of the Company to secure the future employment of the Officer with the Company pursuant to the provisions of this Agreement;

         AND WHEREAS the Company and the Officer have agreed that the employment of the Officer by the Company will be in accordance with the provisions of this Agreement;

         THEREFORE, for and in consideration of the sum of $10.00 now paid by each party to the other party (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) and the mutual covenants and agreements hereinafter contained, the parties hereto covenant and agree, each with the other, as follows:

1. DEFINITIONS

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "CHANGE OF CONTROL" means:

         (i) any change in the registered holdings and/or beneficial ownership of the outstanding Common Shares of the Company which results in:

                  (A) a Person or group of Persons "acting jointly or in concert" (as defined in the Securities Act, S.A., 1981, c. S-6.1, as amended from time to time); or

                  (B) an "affiliate" or "associate" (as defined in the Business Corporations Act, S.A. 1981, c. B-15, as amended from time to time) of such Person or group of Persons being in a position to exercise effective control of the Company which, for the purposes of this clause, shall be deemed to be any Person or group of Persons holding, owning or controlling, directly or indirectly, more than 50% of the outstanding Common Shares of the Company; or

         (ii) Incumbent Directors no longer constituting a majority of the Company's Board of Directors; or

         (iii) the sale, lease or transfer of all or substantially all of the Company's assets to any other Person or Persons; or

         (iv) any determination by the majority of Incumbent Independent Directors of the Company that a Change of Control has occurred or is about to occur and any such determination shall be binding and conclusive for all purposes of this Agreement;

         "COMMON SHARES" means the shares of the Company's common stock which are entitled to one vote per share at any meeting of the shareholders of the Company;

         "COMPENSATION" means the salary and all benefits which the Officer is receiving or entitled to at the time of Change of Control, including but not limited to bonuses, stock options, pension benefits, medical plan benefits, vacation pay and any insurance premiums paid by the Company for the Officer;

         "INCUMBENT DIRECTORS" shall mean, at any time, those persons who were directors of the Company as of the date hereof and continue to be at such time and any other person who is a director at such time whose election, or nomination for election , as a director by the Company's shareholders, was approved by a majority of the Incumbent Directors at the time of such election. The approval referred to in this definition may be by either a specific vote or by approval of the proxy statement of the Company in which such person is a nominee for director, without objection to such nomination;

         "INCUMBENT INDEPENDENT DIRECTORS" shall mean, at any time, the Incumbent Directors at such time who are not employees and officers of the Company;

         "PERSON" includes an individual, a partnership, a corporation and any other entity or association;

         "TERMINATION DATE" means:

         (i) the effective date that the Officer's employment with the Company is terminated by the Company without just cause; or

         (ii) the date that the Officer provides to the Company written notice of election to treat the Officer's employment as terminated as contemplated by subsections 9(a)(ii) and 9(a)(iii) of this Agreement; and

         "THIS AGREEMENT" and terms such as "HEREOF", "HEREIN" and similar expressions mean this Agreement, as amended, supplemented or modified in writing from time to time.

2. EXECUTIVE CHAIRMAN

         The Company agrees to employ the Officer during the term of the Agreement as Executive Chairman of the Company, with power and authority to manage, supervise and direct the non-operational and public company aspects of the Company's business and affairs, with an emphasis on public and private financings, mergers and acquisitions, regulatory compliance and general corporate strategy, and to undertake such other duties as may from time to time be assigned to or vested in the Officer by the Board of Directors of the Company, subject always to the control and direction of the Board of Directors of the Company.

         The Officer agrees, during the term of this Agreement, to devote the majority of the Officer's working time, attention and abilities to the business and affairs of the Company and to serve the Company faithfully and use the Officer's best efforts to promote the interests of the Company. The Officer shall be free to assume non-executive and non-management roles with other organizations, but shall provide the Company with notice of such other commitments.

3. REMUNERATION

         (a) The Company agrees to pay the Officer a base salary of $180,000.00 (U.S.) per annum. The Company agrees to review the Officer's base salary annually (such review to be completed by May 1st of each year of this Agreement) and agrees that following each such review, the then current base salary may be increased to reflect the Officer's performance, the Company's performance and other relevant factors;

         (b) In addition to the foregoing, the Company shall pay to the Officer an Annual Performance Bonus in an amount up to $360,000.00 (U.S.) per annum. The Annual

                  Performance Bonus shall be comprised of a maximum of two Bonus Interval Performance Payments and shall be based on the Officer's performance, the Company's performance and other relevant factors, including the following:

                  (i) the Annual Performance Bonus shall be based on two separate six month intervals (the "Bonus Intervals"), being July 1 to December 31 and January 1 to June 30, hereafter;

                  (ii) in the event that the Company achieves its capitalization and revenue objectives as set forth in the Company's Business Plan for the applicable period, as approved by the Board of Directors before or during the Bonus Interval in question, the Company shall pay to the Officer a Bonus Interval Performance Payment of $90,000.00 (US) within sixty (60) days of the end of the Bonus Interval; and

                  (iii) in the event that the Company exceeds the capitalization and revenue objects set forth in the Company's Business Plan for the Bonus Interval in question by more than 20%, the Company shall pay to the Officer a further Bonus Interval Performance Payment of an additional $90,000.00 (US), also to be paid within sixty (60) days of the end of the Bonus Interval.

4. BENEFITS

         The Officer shall be entitled to participate in the Company's employee benefits plan as may be in effect at any given time, subject to satisfying any insurability requirements established by the carrier or carriers that provide the benefits.

5. EXPENSES

         (a) The Company agrees that during the term of this Agreement the Officer shall be reimbursed by the Company for all travelling and other expenses actually and properly incurred by the Officer in connection with the Officer's duties hereunder. The Officer shall furnish to the Company statements and vouchers for all such expenses in accordance with the Company's reimbursement policy as established from time to time;

         (b) The Company agrees that during the term of this Agreement the Company shall pay to or on behalf of the Officer parking fees for a location designated by the Company.

6. VACATION

         During each year of the term of this Agreement the Officer shall be entitled to five (5) weeks vacation provided that the timing of such vacation in any year is subject to the reasonable direction of the Board of Directors of the Company.

7. STOCK OPTIONS

         Subject to approval by relevant regulatory bodies and pursuant to applicable securities legislation, the Company may during the term of this Agreement grant options to purchase the shares of the Company as the Compensation Committee of the Board of Directors may determine.

8. CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION

         The Officer agrees as a condition of the Officer's employment hereunder to execute the Confidentiality and Non-Competition Agreement which is attached hereto as Schedule "A".

9. CHANGE OF CONTROL

         In the event:

         (a)      a Change of Control occurs and in the further event that:

                  (i) the Officer's employment with the Company is subsequently or contemporaneously terminated by the Company without just cause within six (6) months of the date of a Change of Control; or

                  (ii) the Officer does not continue to be employed by the Company at a level of responsibility or a level of Compensation at least commensurate with the Officer's existing level of responsibility and Compensation immediately prior to the Change of Control and the Officer elects in a written notice to the Company within six (6) months of the date of a Change of Control to treat the Officer's employment as being terminated as a result of either such reduction with the said termination being effective as at the date of the said written notice; or

                  (iii) the Officer elects in a written notice to the Company within three (3) months of the date of a Change of Control to terminate the Officer's employment effective as at the date of the said written notice;

then the Company agrees to:

         (b) pay to the Officer within one month following the Termination Date, or at such other time as is mutually agreed upon between the Company and the Officer, a settlement payment equal to the total of:

                  (i) an amount equal to the product of the monthly salary to which the Officer was entitled at the Termination Date multiplied by twelve (12); plus

                  (ii) an amount equal to the product of the Company's monthly premium contributions paid on behalf of the Officer immediately prior to the

                           Termination Date relating to the Company's employee benefits plan multiplied by twelve (12); plus

                  (iii) an amount equal to the most recent Annual Performance Bonus paid by the Company to the Officer prior to the Termination Date conditional upon the said payment of the most recent bonus having been made within the period of twelve (12) months immediately prior to the Termination Date;

         (c) accelerate the vesting dates pursuant to any stock option agreements between the Officer and the Company (the "Option Agreement") to allow the Officer to exercise the option to purchase shares granted thereby, with regard to that number of shares in respect of which such option has not previously been exercised, for a period of three (3) months commencing on the Termination Date or the expiry time of such Option Agreement, whichever occurs first. Any Option Agreement and any and all rights the Officer has or may have pursuant to any Option Agreement shall terminate and otherwise be extinguished on the date three (3) months following the Termination Date. In the event that any of the terms of such option are not ascertainable or in the event that applicable securities legislation precludes the acceleration of the vesting dates in the manner described herein, the Company agrees to compensate the Officer by way of a cash payment with that amount of money which the Officer would have been entitled to if he had exercised any such option on the Termination Date at the price pursuant to the Option Agreement and sold the securities on the NASDAQ Stock Exchange or, if the said shares are not listed thereon or are listed on another Canadian of U.S. stock exchange, on such stock exchange which the said shares are listed as may be selected for such purpose by the Company's Board of Directors, or if the said shares are not listed on any stock exchange, then on the over-the-counter market. The said trading price shall be based upon the weighted average trading price of the Company's shares sold on the said exchange or market, as the case may be, during the last five days preceding the Termination Date on which the subject securities were traded. In the event the foregoing cannot be determined, then the current market price of the said shares shall be established by a qualified independent valuer approved by the independent members of the Board of Directors of the Company. In the further event that such weighted average trading price or current market price does not exceed the exercise price, no compensation is payable by either party with respect to the Option Agreement; and

         (d) provide, at the Company's expense, relocation and financial counselling to the Officer at a cost not to exceed $10,000.00 with the Officer having the right, in the Officer's sole and absolute discretion, to receive payment of $10,000.00 in lieu of the said relocation and financial counselling services.

10. TERM AND TERMINATION OF AGREEMENT

         (a) Subject to the provisions of section 9 of this Agreement pertaining to a Change of Control situation or the provisions of section 14 pertaining to a termination for just cause, this Agreement shall continue and remain in full force until terminated by either the Company or the Officer in accordance with the provisions outlined below;

         (b) The Officer shall have the right to terminate this Agreement and the Officer's employment hereunder by providing the Company with written notice to that effect which notice shall provide for a Termination Date which is effective one month after the giving of the notice. The Officer shall receive the Remuneration, Benefits and Expenses contemplated by this Agreement up to and including the effective Termination Date and the Officer shall not be entitled to any other remuneration, reimbursement or payment whatsoever;

         (c) The Company shall have the right to terminate this Agreement and the Officer's employment hereunder at any time without just cause by providing the Officer with written notice to that effect which notice shall provide for a Termination Date which is effective as of the date of the said notice and the Company shall, at the same time, do the following:

                  (i) pay to the Officer within one month following the Termination Date, or at such other time as is mutually agreed upon between the Company and the Officer, a settlement payment equal to the total of:

                           (1) an amount equal to the product of the monthly base salary to which the Officer was entitled at the Termination Date multiplied by twelve (12); plus

                           (2) an amount equal to the product of the Company's monthly premium contributions paid on behalf of the Officer immediately prior to the Termination Date relating to the Company's employee benefits plan multiplied by twelve (12);

                           (3) an amount equal to the most recent Annual Performance Bonus paid by the Company to the Officer prior to the Termination Date conditional upon the said payment of the most recent bonus having been made within the period of twelve (12) months immediately prior to the Termination Date;

                  (ii) provide, at the Company's expense, relocation and financial counselling to the Officer at a cost not to exceed $10,000.00 with the Officer having the right, in the Officer's sole and absolute discretion, to receive payment of $10,000.00 in lieu of the said relocation and financial counselling services;

         (d) The employment of the Officer by the Company shall be deemed to be terminated by the Company pursuant to subsection 10(c) if the Company unilaterally changes the terms of the employment relationship such that the Officer does not continue to be employed by the Company at a level of responsibility or a level of Compensation at least commensurate with the Officer's existing level of responsibility and Compensation immediately prior to the said change and the Officer elects in a written notice to the Company to treat the Officer's employment as being terminated as a result of either such reduction with the said termination being effective as at the date of the said written notice.

11. RELEASE

         In consideration of the payment to the Officer of the aforesaid amounts and the additional provisions of this Agreement, the Officer agrees to tender the Officer's immediate resignation in a form satisfactory to the Company acting reasonably and forever release and discharge the Company from any and all obligations to pay any further amounts or benefits to the Officer with respect to the Officer's employment or the termination thereof.

12. DUTY TO MITIGATE

         The Officer shall be under no duty to mitigate the Officer's losses with respect to the termination of the Officer's employment with the Company.

13. SUBSEQUENT EMPLOYMENT

         The Officer shall not be bound in any manner whatsoever to rebate to the Company nor to forgive any claim against the Company with respect to any amounts or benefits payable hereunder in the event of the Officer's subsequent reemployment in any manner whatsoever.

14. TERMINATION FOR CAUSE

         Notwithstanding the other provisions of this Agreement, the Company shall be entitled to terminate this Agreement and the Officer's employment hereunder forthwith for just cause without any further notice or payment in lieu of notice. In the event of such termination for just cause, the other provisions of this Agreement shall not apply.

15. PRIOR AGREEMENTS/ENTIRE AGREEMENT

         It is acknowledged and agreed by the Company and the Officer that this Agreement, including the attached Schedule, constitutes the entire agreement between the parties and that any and all prior agreements, written or verbal, express or implied, between the parties relating to or in any way connected with the employment of the Officer by the Company are hereby rendered null and void and are superseded by the terms of this Agreement.

16. APPLICABLE LAWS

         This Agreement shall be construed in accordance with the laws in effect in the Province of Alberta and the parties hereto hereby attorn to the Courts of the Province of Alberta and, if applicable, the Courts of Canada.

17. FURTHER ASSURANCES

         Each of the parties shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform the terms of this Agreement.

18. ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

19. NOTICE

         Any notice or other instrument which may be required or permitted to be delivered or served on the other party hereto shall be sufficiently given to or served on such party if in writing and delivered by hand in a sealed envelope addressed to such party and left, during normal business hours, at the following addresses:

         (a)      if to the Officer:

                  PHILIP R. LADOUCEUR
                  119 Valley Ridge Green N.W.
                  Calgary, AB
                  T3B 5L5

         (b)      if to the Company:

                  FUTURELINK DISTRIBUTION CORP.
                  300, 250 - 6th Avenue S.W.
                  Calgary, AB
                  T2P 3H7

                  Attention: Corporate Secretary

                  with a copy to:

                  Code Hunter Wittmann
                  1200, 700 - 2nd Street S.W.
                  Calgary, Alberta
                  T2P 4V5

                  Attention:  Eric R. Holden

         Either the Company or the Officer may, by notice delivered in accordance with this section, change the address for notices set out above.

         The parties hereto have duly executed this Agreement as of the date first above written.



                                      FUTURELINK DISTRIBUTION CORP.


                                      Per:  /s/ C. Chell
                                          -------------------------------------
                                          Cameron B. Chell
                                          President and Chief Executive Officer



/s/ Ora Zabloski                          /s/ Philip R. Ladouceur
--------------------------------          -------------------------------------
Witness as to the signature of            PHILIP R. LADOUCEUR
PHILIP R. LADOUCEUR

                                                                    SCHEDULE "A"



                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

         THIS AGREEMENT made effective this first day of June, 1999.

BETWEEN:

         FUTURELINK DISTRIBUTION CORP., a body corporate, incorporated under the laws of the State of Colorado and with a head office in Calgary, Alberta (hereinafter referred to as the "Company")

                                     - and -


         PHILIP R. LADOUCEUR, an individual resident in Calgary, Alberta (hereinafter referred to as the "Officer")



         WHEREAS the Company, either directly or through its affiliated or associated companies, carries on business consisting principally of computer utility services that include Application Service Provision, computer infrastructure management, computer network outsourcing and IT business consulting;

         AND WHEREAS the Officer has been a director of the Company and the Company has recently made an offer of employment to the Officer as Executive Chairman, which offer has been accepted, necessitating a formal employment agreement between the Officer and the Company, which includes this Agreement;

         AND WHEREAS the Company and the Officer both agree that it is reasonable and necessary for the Officer to execute and deliver this Agreement concurrent with the Officer's acceptance of the new position;

         NOW THEREFORE in consideration of the sum of ten ($10.00) dollars now paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, and for other good and valuable consideration, the Officer hereby covenants and agrees with the Company as follows:

CONFIDENTIALITY

1. The Officer acknowledges that in the course of employment, the Officer will receive, have access to and be entrusted with information which is strictly confidential, not publicly known, has value from not being publicly known, and is subject to efforts of the Company or its affiliated or associated companies to maintain its confidentiality. This information shall include, but shall not be limited to:

         (1) existing and prospective business opportunities, including all ventures considered by the Company, whether or not they are pursued;

         (2) information regarding the development, marketing, sale and maintenance of computer utility services that include Application Service Provision ("ASP"), computer infrastructure management, IT business consulting, out-sourced computer network management and all other related services;

         (3) financial and marketing strategies relating to ASP, including existing and prospective acquisitions, mergers, business arrangements, sales arrangements, contracts and concepts;

         (4) information regarding acquisition financing and partnerships, including existing and prospective financing concepts and co-ventures;

         (5) customer information, including customer names, addresses, contacts, and details of pricing, budgeting, marketing and supply strategies and information;

         (6) supplier information, including supplier names, addresses, contacts and details of supply contracts;

         (7) financial information, including the Company's business plans, financial statements, and accounting records;

         (h) matters of a business nature or of a technical nature, including, but not limited to: corporate strategies; marketing research, strategies and methods; product research and development; business systems, policies and procedures; strategic ideas; inventions (whether patentable or not); and computer systems, software and databases;

         (i) concepts, strategies, research methodologies and other related ideas and processes which form the basis for the proposals which the Company or its affiliated or associated companies prepare for customers;

         (j) information that the Company or its affiliated or associated companies acquires during the course of completing projects for its customers, including information regarding clients or customers, their competitors and their marketplace;

         (k) concepts and technical and other information regarding the development and maintenance of the computer hardware and software of the Company or its affiliated or associated companies and their suppliers.

All such information and the documents or records containing information furnished to or received by the Officer, together with any and all analyses, compilations, studies or other documents prepared or obtained by the Officer which contains or otherwise reflects such information, shall be hereinafter referred to as the "Information".

2.       Information as hereinbefore defined does not include the following:

         (1) knowledge or documents within the public domain at the time of its use or disclosure;

         (2) knowledge or documents already possessed by the Officer prior to becoming a Director or commencing employment with the Company;

         (3) knowledge or documents independently received by the Officer without obligation or confidence from a third party which do not relate to the Officer's employment; or

         (4) knowledge or documents required to be disclosed pursuant to an order from a court of competent jurisdiction.

3.       The Officer acknowledges and agrees:

         (1) that the Information embodies creative efforts and has been obtained and developed at significant effort or cost to the Company or its affiliated or associated companies;

         (2)      that the Information is commercially valuable;

         (3) that the Information is the exclusive property of the Company or its affiliated or associated companies;

         (4) that the Company or its affiliated or associated companies have the right to maintain the confidentiality of the Information and such rights constitute proprietary rights which the Company is entitled to protect; and

         (5) that use or disclosure, either directly or indirectly, of the Information by or to anyone, but particularly to the public or competitors of the Company or its affiliated or associated companies, could be highly detrimental to the interests of the Company or its affiliated or associated companies.

4. The Officer agrees, during the course of employment and after termination of the employment relationship for any reason or by any means, to keep confidential and refrain from using or disclosing, directly or indirectly, any of the Information for any purpose other than carrying out the Officer's duties for the Company. Without limiting the generality of the foregoing, the Officer shall not:

         (1) use the Information for the Officer's personal benefit or the benefit of any third party;

         (2) use the Information in any way detrimental to the Company or its affiliated or associated companies;

         (3) copy, disclose, divulge, publish, transcribe or transfer the Information in any manner whatsoever in whole or in part except as is required to perform the Officer's duties as an Officer of the Company;

         (4) disclose that the Information has been made available to the Officer; or

         (5) disclose that the Officer's engagement with the Company enables the Officer to have access to the Information.

5. The Officer shall:

         (1) take precautions to maintain the confidentiality of the Information; and

         (2) use the Officer's best efforts to prevent any person from making unauthorized use of the Information.

6. The Officer agrees that all matters comprising the Information which are made, devised, or worked on by the Officer during the course of the Officer's employment with the Company are the sole and exclusive property of the Company and that the Officer has no proprietary rights therein.

7. The Officer agrees that the Officer shall disclose and assign to the Company as its exclusive property all proprietary rights, patent rights, copyrights, trade secrets, confidential information and any other intellectual or industrial proprietary rights relating to the business and operations of the Company or its affiliated or associated companies, or relating to the Information, which: are developed or conceived (whether alone or with others) during the Officer's employment with the Company or are suggested by any work that the Officer may do for the Company or its affiliated or associated companies, or are otherwise made through the use of any of the Company's or its affiliated or associated companies' time, facilities, materials, or services.

8. The Officer agrees that the Officer shall execute, during and after the Officer's employment with the Company, any necessary papers, and provide other proper assistance, at the Company's expense, to enable the Company or its affiliated or associated companies to obtain any patents, copyrights or other legal protection for any of the Company's or its affiliated or associated companies' proprietary rights, intellectual property or Information. In the event that any concept, invention, discovery or design developed by the Officer for the Company is patented, developed, registered or published, the Company shall acknowledge the Officer as the author or co-author, as the case may be.

9. The Officer agrees that the Information is the sole and exclusive property of the Company and that immediately upon termination, or at any time upon demand of the Company, the Officer shall return or supply to the Company any and all Information in the Officer's possession, any analysis or derivative work relating to the Information, and no copies of the Information, analysis or derivative work shall be made or retained.

COVENANT AGAINST COMPETITION

10. The Officer acknowledges that by reason of employment with the Company, the Officer will develop a close working relationship with the Company's or its affiliated or associated companies' customers, suppliers, agents, and other similar parties, gaining knowledge of the Company's or its affiliated or associated companies' methods of operation, and acquire and be exposed to Information, all of which would cause irreparable harm and injury to the Company or its affiliated or associated companies if made available to a competitor or if used for competitive purposes.

11. The Officer agrees that the Company has a material interest in protecting the relationships it has developed with its customers, suppliers, agents, and other similar parties against impairment by competitive activities of a former officer and employee.

12. During the period of employment with the Company and for a period of twelve
(12) months after the termination of the Officer's employment with the Company, whether with or without proper notice or just cause, the Officer shall not:

         (1) either directly or indirectly, as principal, agent, owner, partner, shareholder, director, officer, employee or otherwise, own, operate, be engaged in, be concerned with the operation of or directly or indirectly have any financial or other interest in any business operation, whether a proprietorship, partnership, joint venture or corporation or otherwise, carrying on or engaged in a business which competes with the business of the Company or its affiliated or associated companies anywhere in Calgary, Alberta; Tampa, Florida; Los Angeles, California; Irvine, California; Phoenix, Arizona; Atlanta, Georgia; Raleigh-Durham, North Carolina; Las Vegas, Nevada; Houston, Texas and Seattle, Washington and within a fifty (50) kilometre radius of the municipal boundaries of the said cities and anywhere within any other city in the Province of Alberta and the states of Florida, California, Nevada, Washington, Arizona, Georgia, Texas and North Carolina and within a fifty (50) kilometre radius of the said other city or cities where the Company actively provides work or services for customers at the time of the said termination of the Officer's employment;

         (2) call upon, solicit or attempt to solicit, or be interested in or connected, either directly or indirectly, with any business operation that calls upon, solicits or attempts to solicit any customer or prospective customer of the Company or its affiliated or associated companies anywhere in Calgary, Alberta; Tampa, Florida; Los Angeles, California; Irvine, California; Phoenix, Arizona; Atlanta, Georgia; Raleigh-Durham, North Carolina; Las Vegas, Nevada; Houston, Texas and Seattle, Washington and within a fifty (50) kilometre radius of the said cities and anywhere within any other city in the Province of Alberta and the states of Florida, California, Nevada, Washington, Arizona, Georgia, Texas and North Carolina and within a fifty (50) kilometre radius of the said other city or cities where the Company actively provides work or services for customers at the time of the said termination of the Officer's employment; or

         (3) either directly or indirectly, contact any of the clients or suppliers anywhere in Calgary, Alberta; Tampa, Florida; Los Angeles, California; Irvine, California; Phoenix, Arizona; Atlanta, Georgia; Raleigh-Durham, North Carolina; Las Vegas, Nevada; Houston, Texas and Seattle, Washington and within a fifty (50) kilometre radius of the municipal boundaries of the said cities and anywhere within any other city in the Province of Alberta and the states of Florida, California, Nevada, Washington, Arizona, Georgia, Texas and North Carolina and within a fifty (50) kilometre radius of the said other city or cities where the Company actively provides work or services for customers at the time of the said termination of the Officer's employment which the Officer contacted, served or developed on behalf of the Company or its affiliated or associated companies during the Officer's employment with the purpose or intent of competing with the Company or its affiliated or associated companies.

         (4) solicit, hire, or retain any other employee of the Company or its affiliated or associated companies so as to cause or otherwise encourage such employee to cease his or her employment with the Company or its affiliated or associated companies.

13. The Officer agrees and acknowledges that the foregoing time and geographic limitations in paragraph 12 are reasonable and properly required for the adequate protection of the business interests of the Company or its affiliated or associated companies, and in the event that any limits with respect to capacities, activities, time periods or geographic areas are found to be unreasonable by a court of competent jurisdiction, then the Officer agrees to be bound to such reduced limits with respect to capacities, activities, time periods or geographic areas as the said court deems to be reasonable.

14. The Officer understands and agrees that the restrictions and covenants contained in paragraph 12 constitute a material inducement to the Company to enter into this Agreement and to employ the Officer, and that the Company would not enter into this Agreement absent such inducement.


MISCELLANEOUS

15. The Officer understands, acknowledges, covenants and agrees that compliance with the terms and conditions of this Agreement is necessary to protect the Information and the economic position of the Company or its affiliated or associated companies and that in the event of a breach or a threatened breach by the Officer of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach or threatened breach by the Officer, or by any of the Officer's agents, representatives, employees or advisors and any and all persons directly or indirectly acting for or on behalf of the Officer.

16. The Company may exercise any remedies herein agreed to at such times and in such order as it may choose and such remedies shall be cumulative and may be exercised independently or jointly as decided by the Company.

17. In the event that the Company retains counsel in order to enforce its rights under this Agreement and a court of competent jurisdiction determines the Officer is in breach of this Agreement, the Company shall be entitled to recover, in addition to any other relief available, its related expenses and costs on a solicitor and client basis.

18. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta.

19. No waiver by or on behalf of the Company of any breach by the Officer of any of the provisions of this Agreement shall take effect or be binding upon the Company unless the same is expressed in writing, and signed by a duly authorized representative of the Company and, in any event, any waiver so expressed shall not limit or affect the Company's rights with respect to any other or future breach by the Officer of any provision of this Agreement.

20. No delay, or failure, of the Company to exercise any right hereunder, and no partial or single exercise thereof, shall be deemed to constitute a waiver of such right, or any other rights hereunder. Any consent by the Company, or any waiver of, or breach of any express or implied term of this Agreement, shall not constitute a consent to, waiver of, or excuse of any subsequent or other breach of any expressed or implied term of this Agreement.

21. All the clauses of this Agreement are distinct and severable and if any clause shall be held illegal or void, it shall not affect the validity or legality of the remaining clauses of this Agreement. If any clause or part thereof shall be held illegal or void, the parties shall negotiate in good faith a modification of such clause, so as to maintain, insofar as is practical and lawful, the intent of such clause.

22. The covenants by the Officer in this Agreement shall survive notwithstanding termination of employment for any reason whatsoever.

23. The recitals to this Agreement form part hereof and are to be construed and interpreted as such.

24. The captions and headings used in this Agreement are for convenience only and do not constitute substantive matter to be considered and construed in the terms of this Agreement.

25. The within Agreement contains the entire agreement between the parties with respect to the matters herein and any agreements, verbal representations or warranties made by any of the parties prior to the date hereof with respect to the matters herein are hereby rendered null and void.

26. Time shall be of the essence in this Agreement.

27. Any word used in this Agreement is deemed to include the masculine, feminine or neuter form thereof as the context so requires.

28. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

29. The Officer acknowledges and agrees that the Officer has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth are fair and reasonable and are reasonably required for the protection of the Company or its affiliated or associated companies.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                      FUTURELINK DISTRIBUTION CORP.


                                      Per: /s/ C. Chell
                                          -------------------------------------
                                          Cameron B. Chell,
                                          President and Chief Executive Officer





SIGNED, SEALED AND DELIVERED
in the presence of:


/s/ Ora Zabloski                          /s/  Philip R. Ladouceur
--------------------------------          -------------------------------------
Witness                                   PHILIP R. LADOUCEUR